[LOGO OF AUTOTOTE APPEARS HERE]


                                        November 27, 1995



Mr. Alan L. Cigich
13201 Lauren Lane
Midlothian, Virginia  23113

Dear Alan:

               We are very pleased to confirm our offer to you for the position of Vice President of Human Resources with Autotote Corporation, located at our Newark, Delaware facility.

               The position remuneration is $125,000 per annum, plus you will be eligible to participate in the company's incentive compensation program with a maximum participation of 30%.

               As an executive with Autotote Corporation, you will participate in our Medical Insurance Plan, and you will participate in Autotote Corporation's 401(k) and company funded Pension Plan, and receive vacation per the standard policy.

               Autotote Corporation will reimburse you, upon submission of an expense report, for your personal medical insurance costs until such time as Autotote Corporation Medical Insurance commences. In addition, the company will reimburse you for relocation costs which will include:

          . Cost of packing, storing and relocating household goods to the Newark, Delaware area
          . Customary temporary living expenses for up to six months for you and yours until your new residence is habitable, and
          . An allowance for miscellaneous relocation and closing expenses, not to exceed $10,000.

[LOGO OF AUTOTOTE APPEARS HERE]



Alan L. Cigich
Page Two


               Additionally, you will participate in the Autotote Corporation Employee Stock Option Plan and receive options for 20,000 shares of Autotote common stock at the average price on the date employment commences.

               We look forward to your joining the Autotote team, effective Monday, December 4, 1995. Please sign and return one copy of this letter to me at the address listed below:

               Autotote Corporation
               750 Lexington Avenue, 25th Floor
               New York, New York 10022

                                    Sincerely,


                                    /s/ Thomas C. DeFazio
                                    ----------------------
                                    Thomas C. DeFazio
                                    President and Chief Operating Officer


/s/ Alan L. Cigich
------------------
Alan L. Cigich


TCD:jk